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                                                                     (Exhibit K)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 10, 2000, relating to the financial statements and financial highlights of OCC Cash Reserves, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
March 28, 2000